Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction to Unaudited Pro Forma Condensed Combined Financial Information

On March 22, 2019, Hartford Great Health Corp. (“HFUS”, “the Company”), through its wholly-owned subsidiary, Hangzhou Hartford Comprehensive Health Management, Ltd. (“HZHF”), purchased 60% of Hangzhou Longjing Qiao Fu Vacation Hotel Co., Ltd (“HZLJ”) and assumed control over the hotel’s operation commencing on April 1, 2019. The following unaudited pro forma condensed balance sheets as of July 31, 2018, combined statements of operations for the year ended July 31, 2018 and the nine months ended April 30, 2019, gives effect to the Transaction as if the Transaction occurred on August 1, 2017. A pro forma balance sheet as of April 30, 2019 is not required as the Company’s balance sheet as of April 30, 2019 included in the Form 10-Q for the quarter ending April 30, 2019 reflects the impact of the acquisition.

The historical consolidated financial data has been adjusted in the unaudited pro forma condensed combined financial data to give effect to events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined statements of operations should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined statements of operations. In addition, the unaudited pro forma condensed combined financial information was based on and should be read in conjunction with the:

•	separate audited historical financial statements of HFUS as of and for the year ended July 31, 2018, and the related notes, included in the Company’s Annual Report on Form 10-K for the year ended July 31, 2018, filed with the Securities and Exchange Commission on November 14, 2018.

•	separate unaudited historical financial statements of HFUS as of and for the three and nine months ended April 30, 2019, and the related notes, included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2019, filed with the Securities and Exchange Commission on June 19, 2019.

•	separate audited historical financial statements of HZLJ as of and for the year ended July 31, 2018, and the related notes, included in Exhibit 99.1.

•	separate unaudited historical financial statements of HZLJ as of and for the six months ended January 31, 2019 and the related notes included in Exhibit 99.2.

The unaudited pro forma condensed combined statements of operations have been presented for informational purposes only. The pro forma information is not necessarily indicative of what the combined company’s results of operations actually would have been had the acquisition been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or operating results of the combined company.

Pursuant to the acquisition method of accounting, the purchase price, calculated as described in Note 2 to the unaudited pro forma condensed combined statements of operations, has been allocated to assets acquired and liabilities assumed based on their respective fair values. The pro forma adjustments have been made solely for the purpose of providing unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial data does not reflect any revenue enhancements or operating synergies that the combined company may achieve as a result of the acquisition or the costs to integrate the operations of HFUS and HZLJ or the costs necessary to achieve these revenue enhancements and operating synergies. There were no significant intercompany transactions between HFUS and HZLJ as of the dates and for the periods of these unaudited pro forma condensed combined statements of operations.

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UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of July 31, 2018

	Historical HFUS	Historical HZLJ	Pro Forma Adjustments	Notes	Pro Forma Combined
ASSETS
Current Assets
Cash and cash equivalents	$1,444	$41,639	$1,817,554	(a)/(b)	$1,860,637
Accounts and Other receivables	—	6,120			6,120
Related party receivable	—	27,713			27,713
Total Current Assets	1,444	75,472	1,817,554		1,894,470
Non-Current Assets
Property, plant and equipment - net	—	257,819	—		257,819
Goodwill	—	—	428,582	(b)	428,582
Other assets	—	705,664			705,664
Total Non-Current Assets	—	963,483	428,582		1,392,065
TOTAL ASSETS	$1,444	$1,038,955	$2,246,136		$3,286,535

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$—	$4,095			$4,095
Related party payable	—	2,733,579	(1,517,874)	(c)	1,215,705
Other current payable	832	26,097			26,929
Total Current Liabilities	832	2,763,771	(1,517,874)		1,246,729
Other liabilities	—	333,618			333,618
TOTAL LIABILITIES	832	3,097,389	(1,517,874)		1,580,347
Stockholders' Equity
Common stock	3,018	—	96,090	(a)	99,108
Additional paid-in capital	330,241	120,192	1,705,518	(a)/(b)	2,155,951
Accumulated deficit	(332,647)	(2,263,055)	2,263,055	(c)/(b)	(332,647)
Accumulated other comprehensive Income	—	84,429	(84,429)	(b)	—
Noncontrolling interest	—	—	(216,224)	(b)	(216,224)
Total Stockholders' Equity	612	(2,058,434)	3,764,010		1,706,188
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,444	$1,038,955	$2,246,136		$3,286,535

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

For the Year Ended July 31, 2018

	Historical HFUS	Historical HZLJ	Pro Forma Adjustments	Notes	Pro Forma Combined
Revenues	—	197,064			197,064
Operating Expenses	25,603	232,030	—		257,633
Operating Loss	(25,603)	(34,966)	—		(60,569)
Other Income (Expense), net	237	(27,730)	—		(27,493)
Net Loss	(25,366)	(62,696)	—		(88,062)
Less: Net Loss Attributable to
Noncontrolling Interest			(25,078)	(d)	(25,078)
Net Loss Attributable to
Hartford Great Health Corp	(25,366)	(62,696)	25,078	(d)	(62,984)

Net loss per common share:
Basic and Diluted	(0.01)		0.00	(e)	(0.00)
Weighted average shares outstanding:
Basic and diluted	3,018,000		96,090,000	(e)	99,108,000

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

For the Nine Months Ended April 30, 2019

	Historical HFUS For the Nine Months Ended April 30, 2019	Historical HZLJ for the Eight months ended March 31, 2019	Pro Forma Adjustments	Notes	Pro Forma Combined
Revenues	23,103	106,250	—		129,353
Operating Expenses	347,629	142,750	—		490,379
Operating Loss	(324,526)	(36,500)	—		(361,026)
Other Income (Expense), net	(91,022)	(17,283)	—		(108,305)
Loss before income taxes	(415,548)	(53,783)	—		(469,331)
Income Tax Expense
Net Loss	(415,548)	(53,783)	—		(469,331)
Less: Net Loss Attributable to
Noncontrolling Interest	(22,532)		(21,513)	(d)	(44,045)
Net Loss Attributable to
Hartford Great Health Corp	(393,016)	(53,783)	21,513	(d)	(425,286)

Net loss per common share:
Basic and Diluted	(0.01)		0.00	(e)	(0.00)
Weighted average shares outstanding:
Basic and diluted	48,775,143		96,090,000	(e)	99,108,000

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1.          Basis of Presentation

The unaudited pro forma condensed combined statements of income are based on HFUS and HZLJ’s historical statements of operations as adjusted to give effect to the acquisition of HZLJ. The unaudited pro forma combined balance sheets as of July 31, 2018, statements of operations for the nine months ended April 30, 2019 and the year ended July 31, 2018 give effect to the HZLJ acquisition as if it had occurred on August 1, 2017.

The Company accounts for business combinations pursuant to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805, Business Combinations (“ASC 805”). In accordance with ASC 805, the Company uses its best estimates and assumptions to accurately assign fair value to the tangible assets acquired, identifiable intangible assets and liabilities assumed and the related income tax impacts as of the acquisition date. Goodwill as of the acquisition date is measured as the excess of purchase consideration over the fair value of tangible and identifiable intangible assets acquired and liabilities assumed.

The fair values assigned to HZLJ’s tangible and identifiable intangible assets acquired and liabilities assumed are based on management’s estimates and assumptions. The estimated fair values of these assets acquired and liabilities assumed are based on the information that was available as of the date of the acquisition.

The unaudited pro forma financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on August 1, 2018. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma combined financial information does not reflect any operating efficiencies or cost savings that the Company may achieve.

2.          Allocation of Purchase Price to Assets Acquired and Liabilities Assumed

On March 22, 2019, HFUS acquired 60 percent ownership interest of HZLJ from Shanghai Qiao Garden Property Management Group, Ltd. The acquisition expands the Company's capabilities in the travel and health management sectors as the hotel is located within walking distance of local famous tea farms, a protected nature preserves. The hotel’s location allows for exclusive access to popular natural attractions and the famous Longjing tea farms, making it an ideal destination for family and school excursions. The area is also famous for its lack of pollution and overdevelopment. Longjing tea has a long and storied history as part of Chinese herbal wellness remedies and since Longjing tea is only grown in this one village in China, the hotel provides a prime location to lodge travelers who are interested in the history and production of the highly sought-after tea. The Company hopes to incorporate the HFLJ hotel into the company to promote the tea growing industry in Longjing and to attract travelers to the area in order to educate them about this historical commodity and its health benefits. These travelers who are interested in health and wellness and the natural benefits of the Longjing area are prime candidates for the Company’s membership based anti-aging treatment program. This location is also ideal for families and students, including those at the Company’s early childhood education centers, to visit to gain insight into the natural history of China. The Company accounted the acquisition transaction in accordance with FASB ASC 805, Business Combinations, and as a result, assets acquired and liabilities assumed were recorded at their estimated fair values as of the acquisition date. The following table summarizes the purchase price allocation:

Assets Acquired and Liabilities Assumed
Cash and cash equivalents	15,383
Accounts and Other receivables	13,224
Related party receivable	22,861
Property and Equipment, net	247,940
Other assets	699,066
Goodwill	466,847
Accounts payable	(2,671)
Related party payable	(1,232,512)
Other account payable	(28,772)
Other liabilities	(336,051)
Noncontrolling interest	240,613
Total consideration	105,928 *

* Total consideration for the acquisition included $89,391 (RMB 600,000) cash consideration plus $16,537 (RMB 111,000) payable due from HZLJ wavied by HFHZ.

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Goodwill is mainly attributable to synergies expected from the acquisition and assembled workforce.

Other assets and other liabilities are related to the deferred cost of obtaining the finance lease and the finance lease liabilities (see Note 6 in Exhibit 99.2).

Related party payable consisted the unpaid portion of operating advances made to HZLJ by the affiliates which are under common control by the same management. Amount of $595,939 were due to Shanghai Qiao Garden Property Management Group (“Qiao Garden Group”), which originally owned 60% of HZLJ. And amount of $596,348 were advanced from Shanghai DuBian Assets Management Ltd., which is controlled by the same management. These advances do not bear interest and are considered due on demand.

The related transaction costs were immaterial and included in General and administrative expenses in the accompanying consolidated statements of operations.

3.          Pro Forma Adjustments

The following adjustments have been reflected in the unaudited pro forma condensed combined financial information.

(a)	As the Company was in loss position and no cash available for acquisition. Therefore, the issuance of 96,090,000 common shares to finance the acquisition is considered directly attributable to the acquisition.

(b)	An adjustment was made to record the cash consideration paid for the Transaction on the acquisition date and the related purchase accounting adjustments to eliminate HZLJ’s additional paid in capital, accumulated deficits and accumulated other comprehensive loss, as well as noncontrolling interest allocation.

(c)	According to the acquisition agreement, HZLJ’s payable to the acquiree amount of RMB 10,352,509 or USD 1,517,874 which was not assumed by the acquiror. The adjustment was to exclude the payable from the acquiree’s net equity.

(d)	Represents the 40 percent of the net loss allocated to noncontrolling interests give effect to the HZLJ acquisition as if it had occurred on August 1, 2017.

(e)	Represents the net loss per shares, the weighted average shares increased as if the issuance of 96,090,000 common shares to finance the acquisition occurred on August 1, 2017.

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